CHAPMAN AND CUTLER LLP
                             111 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60603


                                 August 30, 2007


First Trust Exchange-Traded Fund
1001 Warrenville Road, Suite 300
Lisle, Illinois 60532


         Re:          First Trust Exchange-Traded Fund II
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Ladies and Gentlemen:

         We have served as counsel for the First Trust Exchange-Traded Fund II (the "Trust"), which proposes to offer and sell shares of each of its series (the "Shares"), First Trust DJ STOXX(R) Select Dividend 30 Index Fund and First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund (each a "Fund" and collectively the "Funds"), in the manner and on the terms set forth in Amendment No. 5 and Post-Effective Amendment No. 2 to its Registration Statement on Form N-1A filed on August 30, 2007 (the "Amendment") with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, respectively.

         In connection therewith, we have examined such pertinent records and documents and matters of law, including the opinion of Bingham McCutchen LLP issued to the Trust or Trust's counsel upon which we have relied as they relate to the laws of the Commonwealth of Massachusetts, as we have deemed necessary in order to enable us to express the opinion hereinafter set forth.

         Based upon the foregoing, we are of the opinion that:

         The Shares of each Fund may be issued from time to time in accordance with the Trust's Declaration of Trust dated June 27, 2006, the Trust's By-Laws, and the Trust's Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated June 11, 2007, and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities and the receipt by each Fund of the purchase price, and such Shares, when so issued and sold by each Fund, will be legally issued, fully paid and non-assessable, except that, as set forth in the Amendment, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.


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August 30, 2007
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 333-143964) relating to the Shares referred to above, to the use of our name and to the reference to our firm in said Registration Statement.

                                          Respectfully submitted,



                                          CHAPMAN AND CUTLER LLP